Exhibit 10.3

SeCOND AMENDMENT TO

Offer letter

THIS SECOND AMENDMENT TO OFFER LETTER (this “Second Amendment”) between NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), and Christopher R. Volker (the “Employee”) is entered into and made effective as of April 28, 2026 (the “Second Amendment Date”).

Recitals

Whereas, on November 10, 2023, the Company and the Employee entered into an Offer Letter (as amended by the First Amendment, as defined below, the “Offer Letter”);

Whereas, on September 9, 2024, the Company and the Employee entered into that certain First Amendment to Offer Letter (the “First Amendment”); and

Whereas, the Company and the Employee now wish to amend the Offer Letter as provided herein to be effective as of the Second Amendment Date.

Agreement

Now, Therefore, in consideration of the foregoing and the terms and conditions set forth below, the Company and the Employee hereby agree as follows:

1. Addition to Offer Letter.

(a) As of the Second Amendment Date, the 2nd paragraph of the Offer Letter is hereby deleted in its entirety and replaced with the following paragraph:

Beginning July 1, 2026, your position with us will be as Chief Financial Officer (the “CFO”) of the Company. In the position of CFO of the Company, you will initially report to the Company’s Chief Executive Officer (the “CEO”). You will be required to perform the duties commonly associated with the position of CFO of the Company and as may also be assigned to you from time to time by the Company’s CEO. We reserve the right to change your job title or your duties as we may reasonably decide from time to time in our sole discretion.

2. Construction. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Offer Letter. The terms of this Second Amendment amend and modify the Offer Letter as if fully set forth in the Offer Letter. If there is any conflict between the terms, conditions and obligations of this Second Amendment and the Offer Letter, this Second Amendment’s terms, conditions and obligations shall control. All other provisions of the Offer Letter not specifically modified by this Second Amendment are preserved. This Second Amendment may be executed in counterparts (including via facsimile or .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

Signatures on the Following Page

In Witness Whereof, the parties have executed this Second Amendment as of the date first written above.

THE EMPLOYEE:	THE COMPANY:

NeuroOne Medical Technologies Corporation

/s/ Christopher Volker	By:	/s/ David Rosa
Christopher Volker	Name:	David Rosa
	Title:	Chief Executive Officer and President

Signature Page to

Second Amendment to Volker Offer Letter